Apollo Investment Corporation’s Board of Directors
Approved the Reduction in the Asset Coverage Requirement

Apollo Investment Corporation Expects to Use Incremental Investment Capacity
to Invest in Lower Risk Assets

New York, NY - April 4, 2018 - Apollo Investment Corporation (NASDAQ: AINV) or the “Company” announced that on April 4, 2018, its board of directors approved the application of the modified asset coverage requirements set forth in new Section 61(a)(2) of the Investment Company Act of 1940, as amended by The Small Business Credit Availability Act (“SBCAA”). As a result, the asset coverage ratio test applicable to the Company will be decreased from 200% to 150%, effective April 4, 2019. The SBCAA was signed into law on March 23, 2018 and includes a provision that permits business development companies to operate with a reduced minimum asset coverage ratio, provided that certain disclosure and approval requirements are met.

Howard Widra, President of Apollo Investment Corporation commented, “We intend to use the incremental investment capacity to invest in lower risk assets which we believe will continue to support our strategy and provide consistent and stable returns for our shareholders. We believe that the ability to increase our leverage provides a unique opportunity for AINV given the robust volume of senior floating rate assets currently originated by the Apollo platform. Over the next year, we will work closely with all constituents - our lenders, our shareholders, the rating agencies, and our Board - to discuss how this additional capital will be deployed, and the impact to the Company.”
About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact

Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
(212) 822-0625
ebesen@apollolp.com